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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                       SYSTEM SOFTWARE ASSOCIATES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                         36-3144515
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(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification No.)


500 West Madison Street, 32nd Floor, Chicago, Illinois              60661
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       (Address of Principal Executive Offices)                  (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [X]



       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


                    Convertible Subordinated Notes due 2002
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                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.

     The class of debt securities to be registered is designated as Convertible Subordinated Notes due 2002. Information regarding debt securities is incorporated by reference from "Description of Notes" at page 32 of the preliminary Prospectus included in Pre-Effecitve Amendment #1 to the Registrant's Registration Statement on Form S-3, File No. 333-31271, filed with the Securities and Exchange Commission on August 8, 1997.


Item 2.   Exhibits.

     2.1  Certificate of Incorporation*
     2.2  By-Laws**
     2.3 Form of Indenture between the Registrant and Harris Trust and Savings Bank***
     2.4  Form of Note (included in Exhibit 2.3)
     2.5  Amendment to Certificate of Incorporation Filed June 6, 1997***


     * Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1987.

     ** Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989.

     *** Incorporated by reference from the Amendment No. 1 to Registrant's Registration Statement on Form S-3 filed August 8, 1997 (File No. 333-31271).


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                                  SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       SYSTEM SOFTWARE ASSOCIATES, INC.


Dated: August 18, 1997                 BY: /s/ Kirk Isaacson
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                                           Kirk Isaacson
                                           Vice President



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